ADVISERS MANAGERS TRUST
                              MANAGEMENT AGREEMENT

                                   SCHEDULE A

SERIES                                                DATE ADDED TO AGREEMENT

AMT Growth Investments                                       May 1, 1995

AMT Partners Investments                                     May 1, 1995

AMT Balanced Investments                                     May 1, 1995

AMT Limited Maturity Bond Investments                        May 1, 1995

AMT Liquid Asset Investments                                 May 1, 1995

AMT International Investments                                May 1, 1995

AMT Guardian Investments                                     October 15, 1997

AMT Mid-Cap Growth Investments                               October 15, 1997

AMT Socially Responsive Investments                          August 19, 1998



Dated:  August 19, 1998
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                             ADVISERS MANAGERS TRUST
                              MANAGEMENT AGREEMENT

                                   SCHEDULE B

         Compensation pursuant to Paragraph 3 of the Advisers Managers Trust Management Agreement shall be calculated in accordance with the following schedules:

AMT Growth Investments
AMT Partners Investments
AMT Balanced Investments
AMT Guardian Investments
AMT Mid-Cap Growth Investments
AMT Socially Responsive Investments

0.55% on the first $250 million of average daily net assets 0.525% on the next $250 million of average daily net assets 0.50% on the next $250 million of average daily net assets 0.475% on the next $250 million of average daily net assets 0.450% on the next $500 million of average daily net assets 0.425% on average daily net assets in excess of $1.5 billion

AMT Limited Maturity Bond Investments
AMT Liquid Asset Investments

0.25% on the first $500 million of average daily net assets 0.225% on the next $500 million of average daily net assets 0.20% on the next $500 million of average daily net assets 0.175% on the next $500 million of average daily net assets 0.15% on average daily net assets in excess of $2 billion

AMT International Investments

0.85% of the first $250 million of the average daily net assets 0.825% of the next $250 million of the average daily net assets 0.80% of the next $250 million of the average daily net assets 0.775% of the next $250 million of the average daily net assets 0.75% of the next $500 million of the average daily net assets 0.725% on the average daily net assets in excess of $1.5 billion

DATED:  August 19, 1998